Exhibit 99.1

Evolent Announces First Quarter 2025 Results

WASHINGTON (May 8, 2025) – Evolent Health, Inc. (NYSE: EVH) (“Evolent” or the “Company”), a company that specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable, today announced financial results for the three months ended March 31, 2025.

Seth Blackley, Co-Founder and Chief Executive Officer of Evolent stated, “Evolent Health kicked off 2025 with first quarter results at the high end of our expectations, and we are reiterating our outlook for full year 2025 revenue and Adjusted EBITDA. We continue to see a very strong selling environment and we achieved significant organic growth with five new revenue agreements announced today. Operationally, we continue scaling our innovative oncology condition management solution to help Evolent further impact specialty care member experience, costs and outcomes. Performance Suite margins, including leading indicators on utilization, and AI-based automation initiatives, like Auth Intel, are both currently tracking favorably. From an innovation perspective we remain focused on improving member and provider experience in specialty care, while continuing to manage affordability for the system – a combination we believe Evolent is uniquely positioned to deliver. In the time ahead we’ll remain disciplined in capital allocation, prioritizing cash generation and debt paydown. I am proud of our recent progress and I believe that our strong pipeline, low market penetration, innovative product stack and highly engaged team of 4,500 professionals, positions Evolent to deliver sustained value to our shareholders, partners and members in the short and long term.”

Highlights from the quarter ended March 31, 2025 include (in thousands, except for average PMPM fees and revenue per case):

	For the Three Months Ended March 31,
	2025	2024
Financial Results:
Revenue	$483,649	$639,653
Net loss attributable to common shareholders of Evolent Health, Inc.	$(72,250)	$(25,225)
Net loss margin	(14.9)%	(3.9)%
Adjusted EBITDA	$36,860	$54,097
Adjusted EBITDA Margin	7.6%	8.5%

Average Lives on Platform/Cases
Performance Suite	6,486	7,050
Specialty Technology and Services Suite	77,079	72,302
Administrative Services	1,213	1,254
Cases	14	15

Average Unique Members	40,628	39,888

Average PMPM Fees/ Revenue per Case
Performance Suite	$15.57	$21.19
Specialty Technology and Services Suite	0.36	0.41
Administrative Services	15.72	15.57
Cases	2,947	2,849

The rising medical costs impacting health plans continue to drive robust demand for Evolent’s complex specialty care solutions.

Evolent announced the following new revenue agreements as follows:

•Two new health plans are rolling out our surgical management solutions to their commercial lines of business: one is a Blues plan located in the South and one is a large national plan rolling out the solutions initially to two of its large southern states.
•Expanded the geographic reach of our existing medical oncology Technology & Services solution with one of our national payer clients expected to cover an additional 800,000 Medicare Advantage lives.
•An existing partner in a southern state will be adding our Technology and Services solution for advanced imaging and cardiac imaging for approximately 100,000 lives in their Medicaid line of business.
•Expanded our musculoskeletal services to the Medicare Advantage line of business for an existing partner in the northeast, expected to add over 100,000 lives.

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Definitions of the non-GAAP financial measures as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are presented herein. See Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with GAAP (in thousands, except for per share data):

	For the Three Months Ended March 31,
	2025	2024
Revenue	$483,649	$639,653
Cost of revenue	$381,178	$535,547
Selling, general and administrative expenses	$78,409	$79,104
Net loss attributable to common shareholders of Evolent Health, Inc.	$(72,250)	$(25,225)
Net loss margin	(14.9)%	(3.9)%
Loss per share attributable to common shareholders of Evolent Health, Inc.:
Basic and diluted	$(0.63)	$(0.22)

Total cash and cash equivalents was $246.5 million as of March 31, 2025.

Adjusted Results

Evolent Health, Inc. reported the following adjusted results (in thousands, except for per share data):

	For the Three Months Ended March 31,
	2025	2024
Adjusted cost of revenue	$380,521	$534,542
Adjusted selling, general and administrative expenses	$66,268	$51,014
Adjusted EBITDA	$36,860	$54,097
Adjusted EBITDA margin	7.6%	8.5%
Adjusted income (loss) attributable to common shareholders	$7,445	$24,144
Adjusted income (loss) per common share attributable to common shareholders:
Basic	$0.06	$0.21

Business Outlook
The Company does not believe it can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the Company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to transactions and other events. Such items may, from time to time, include loss on repayment/extinguishment of debt; gain (loss) from equity method investees, loss on option exercise, change in fair value of contingent consideration, change in tax receivable agreement liability, other income (expense), gain (loss) on disposal of non-strategic assets, right-of-use asset impairments, losses on lease terminations, repositioning costs, stock-based compensation expense, severance costs, dividends and accretion on Series A Preferred Stock and transaction-related costs. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Second Quarter 2025 Guidance

For the three months ended June 30, 2025, revenue is expected to be in the range of $440.0 million to $470.0 million. Adjusted EBITDA is expected to be in the range of $33.0 million to $40.0 million.

Full Year 2025 Guidance

The Company reiterated its outlook for the full year ending December 31, 2025, with revenue expected to be in the range of approximately $2.06 billion to $2.11 billion, and adjusted EBITDA expected to be in the range of approximately $135.0 million to $165.0 million.

Additional Outlook Information

The Company reiterated its expectation to deploy approximately $35 million in cash for capitalized software development during 2025.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations in addition to those set forth above are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Web and Conference Call Information

Evolent Health, Inc. will hold a conference call to discuss its financial performance and related matters this evening, May 8, 2025, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolent.com. To participate by telephone, dial (855) 940-9467, or (412) 317-6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the Company's website for one week and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

About Evolent

Evolent specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolent.com.

Contacts:

investorrelations@evolent.com

Revenue Agreements

Evolent reports the number of new revenue agreements signed for Performance Suite, Specialty Technology and Services Suite, Administrative Services and Case-based products. A new revenue agreement includes incremental revenue to the Company reflecting contracts for services to both new partner entities, corporations or health plans as well as additional sales to existing partners. New revenue agreements may include incremental services, geographic, or line of business expansions or a combination thereof. The conversion of Specialty Technology and Services Suite contracts to Performance Suite are also included in this definition. The Company does not count renewals for existing scope, growth of membership within an existing contract scope or transaction-related purchase agreements, if applicable, in this metric.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in capitation arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostic specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category.

Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period.

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where partners cross between multiple solutions, we only capture members from the solution with the maximum number of members.

Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited, in thousands, except per share data)

	For the Three Months Ended March 31,
	2025	2024
Revenue	$483,649	$639,653
Expenses
Cost of revenue	381,178	535,547
Selling, general and administrative expenses	78,409	79,104
Depreciation and amortization expenses	24,058	29,503
Loss on lease termination	1,906	—
Change in fair value of contingent consideration	(280)	8,908
Total operating expenses	485,271	653,062
Operating income (loss)	(1,622)	(13,409)
Interest income	1,274	2,550
Interest expense	(10,385)	(5,997)
Gain (loss) from equity method investees	(19)	306
Loss on option exercise	(52,348)	—
Change in tax receivables agreement liability	—	(173)
Other income (expense), net	(48)	8
Loss before income taxes	(63,148)	(16,715)
Provision for income taxes	1,470	565
Loss before preferred dividends and accretion of Series A Preferred Stock	(64,618)	(17,280)
Dividends and accretion of Series A Preferred Stock	(7,632)	(7,945)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(72,250)	$(25,225)

Loss per common share
Basic and diluted	$(0.63)	$(0.22)

Weighted-average common shares outstanding
Basic and diluted	115,315	114,141

Comprehensive loss
Net loss attributable to common shareholders of Evolent Health, Inc.	$(72,250)	$(25,225)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	24	(51)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(72,226)	$(25,276)

EVOLENT HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$246,547	$104,203
Restricted cash	16,239	59,295
Accounts receivable, net	430,496	414,681
Prepaid expenses and other current assets	34,652	28,938
Total current assets	727,934	607,117
Restricted cash	15,059	14,998
Investments and equity method investees	8,569	8,588
Property and equipment, net	74,440	73,151
Right-of-use assets - operating	5,726	6,134
Prepaid expenses and other noncurrent assets	3,188	3,569
Contract cost assets	13,334	13,378
Intangible assets, net	667,881	680,156
Goodwill	1,137,320	1,137,320
Total assets	$2,653,451	$2,544,411
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$57,813	$96,025
Accrued liabilities	99,531	66,361
Operating lease liability - current	35,187	26,717
Accrued compensation and employee benefits	35,914	33,719
Deferred revenue	5,017	2,507
Short-term debt, net	171,793	171,467
Reserve for claims and performance - based arrangements	333,842	318,705
Total current liabilities	739,097	715,501
Long-term debt, net	647,532	490,520
Other long-term liabilities	3,269	2,984
Tax receivables agreement liability	108,105	108,105
Operating lease liabilities - noncurrent	15,585	24,969
Deferred tax liabilities, net	11,114	10,900
Total liabilities	1,524,702	1,352,979

Mezzanine Equity
Preferred class A common stock - $0.01 par value; 50,000,000 shares authorized; 175,000 issued, respectively	193,228	190,173
Shareholders' Equity
Class A common stock - $0.01 par value; 750,000,000 shares authorized; 117,397,804 and 116,575,773 shares issued, respectively	1,174	1,166
Additional paid-in-capital	1,802,634	1,803,786
Accumulated other comprehensive loss	(1,729)	(1,753)
Retained earnings (accumulated deficit)	(845,435)	(780,817)
Treasury stock, at cost; 1,537,582 shares issued, respectively	(21,123)	(21,123)
Total shareholders' equity	935,521	1,001,259
Total liabilities, mezzanine equity and shareholders' equity	$2,653,451	$2,544,411

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	For the Three Months Ended March 31,
	2025	2024
Cash Flows Provided by Operating Activities
Net loss before preferred dividends and accretion of Series A preferred stock	$(64,618)	$(17,280)
Adjustments to reconcile net loss to net cash and restricted cash provided by (used in) operating activities:
Change in fair value of contingent consideration	(280)	8,908
Loss (gain) from equity method investees	19	(306)
Loss on option exercise	52,348	—
Depreciation and amortization expenses	24,058	29,503
Stock-based compensation expense	11,081	18,786
Deferred tax benefit	295	181
Amortization of contract cost assets	1,237	1,205
Amortization of deferred financing costs	1,154	882
Loss on lease termination	1,906	—
Change in tax receivables agreement liability	—	173
Right-of-use operating assets	408	1,193
Other current operating cash inflows (outflows), net	2	6
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net and contract assets	(15,815)	19,009
Prepaid expenses and other current and non-current assets	(7,729)	7,166
Contract cost assets	(1,193)	(1,556)
Accounts payable	3,264	(8,421)
Accrued liabilities	(18,879)	10,635
Operating lease liabilities	(2,820)	(2,582)
Accrued compensation and employee benefits	2,195	(27,279)
Deferred revenue	2,510	160
Reserve for claims and performance-based arrangements	15,137	(35,409)
Other long-term liabilities	285	(65)
Net cash and restricted cash provided by operating activities	4,565	4,909
Cash Flows Used In Investing Activities
Cash paid for asset acquisitions and business combinations	(4,498)	(1,385)
Purchases of investments and contributions to equity method investees	—	(3,000)
Investments in internal-use software and purchases of property and equipment	(8,595)	(5,347)
Net cash and restricted cash used in investing activities	(13,093)	(9,732)
Cash Flows Provided by Financing Activities
Changes in working capital balances related to claims processing	(41,476)	37,520
Payment of contingent consideration	—	(3,755)
Proceeds from stock option exercises	—	1,058
Proceeds from issuance of long-term debt, net of offering costs	221,000	(529)
Repayment of long-term debt	(62,500)	—
Payment of preferred dividends	(4,577)	(5,078)
Taxes withheld and paid for vesting of equity awards	(4,593)	(14,334)
Net cash and restricted cash provided by financing activities	107,854	14,882
Effect of exchange rate on cash and cash equivalents and restricted cash	23	(38)
Net increase in cash and cash equivalents and restricted cash	99,349	10,021

	For the Three Months Ended March 31,
	2025	2024
Cash and cash equivalents and restricted cash as of beginning-of-period	178,496	223,457
Cash and cash equivalents and restricted cash as of end-of-period	$277,845	$233,478

Non-GAAP Financial Measures

The Company views the following activities as integral to understanding its non-GAAP financial measures:

•Repositioning costs include severance, termination benefits and related payroll taxes of $1.8 million, dedicated employee costs of $1.2 million, third-party professional services of $3.5 million and office space consolidation costs of $3.5 million for the three months ended March 31, 2024. Repositioning costs are not part of Evolent’s normal course of business and are incurred when there is a business reason to enact a repositioning plan. Adjusting for these costs gives a better view of Evolent’s normal operating costs. We only adjust costs that (i) are included within selling, general and administrative expenses on the consolidated statement of operations and comprehensive income (loss), (ii) meet the criteria outlined within the respective repositioning plan; and (iii) do not relate to normal business operations or ongoing activities. Our 2023 Repositioning Plan concluded in the second quarter of 2024.
~~◦~~Dedicated employee costs primarily include project management and technology staff costs needed to migrate acquired businesses to Evolent’s integrated technology platform and costs related to the consolidation of internal operations, strategies, processes and platforms. Dedicated employee costs are limited to employees that will have no role in ongoing operations and have no planned role at Evolent once the repositioning activities are completed.
◦Professional services costs primarily relate to services provided by a third-party vendor to review our operating model and organizational design in order to improve our profitability, create value through our solutions and invest in strategic opportunities in future periods.
◦Office space consolidation costs include early termination penalties and associated expenses.

•Transaction-related costs include but are not limited to integration consultants, investor outreach services, external valuation and accounting advisory services, legal fees, transaction bonuses paid to certain employees and other transaction related costs. We adjust these costs because transaction-related costs are expensed when incurred and are not indicative of Evolent’s normal operating costs.

•Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers.

In addition to disclosing financial results that are determined in accordance with GAAP, we present Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Income (Loss) Attributable to Common Shareholders, Adjusted Income (Loss) per Common Share Attributable to Common Shareholders, Adjusted EBITDA and Adjusted EBITDA Margin, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses calculated in accordance with GAAP, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, transaction-related costs and repositioning costs. Management believes Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of costs that are not a representative component of the day-to-day operating performance of our business, and are useful to management as supplemental performance measures.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, provision for income taxes, depreciation and amortization expenses, change in the tax receivable agreement liability, gain (loss) from equity method investees, loss on option exercise, change in fair value of contingent consideration, other income (expense), net, loss on lease termination, repositioning costs, stock-

based compensation expense, severance costs, dividends and accretion of Series A Preferred Stock and transaction-related costs.

Management believes that Adjusted EBITDA is useful to investors because it allows investors to evaluate the Company’s performance using tools that management uses to evaluate past performance and prospects for future performance. Management also uses Adjusted EBITDA as a supplemental performance measure because the removal of adjustments to net loss attributable to common shareholders of Evolent Health, Inc. allows us to focus on operational performance.

Adjusted EBITDA Margin is defined Adjusted EBITDA divided by Revenue. Management believes that this measure is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time.

Adjusted Income Attributable to Common Shareholders is defined as net loss attributable to common shareholders of Evolent Health, Inc. adjusted to exclude gain (loss) from equity method investees, loss on option exercise, other income (expense), net, provision for income taxes, change in fair value of contingent consideration, change in tax receivable agreement liability, purchase accounting adjustments, loss on lease termination, repositioning costs, stock-based compensation expense, severance costs, transaction-related costs and the tax impact of non-GAAP adjustments.

Adjusted Income per Share Attributable to Common Shareholders is defined as Adjusted Income Attributable to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management believes that Adjusted Income Attributable to Common Shareholders and Adjusted Income per Share Attributable to Common Shareholders are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

Reconciliation of Adjusted Cost of Revenue to Cost of Revenue
	For the Three Months Ended March 31,
	2025	2024
Cost of revenue	$381,178	$535,547
Less:
Stock-based compensation	657	1,005
Adjusted cost of revenue	$380,521	$534,542

Reconciliation of Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses
	For the Three Months Ended March 31,
	2025	2024
Selling, general and administrative expenses	$78,409	$79,104
Less:
Stock-based compensation	10,424	17,781
Severance costs	1,014	380
Transaction-related costs	703	—
Repositioning costs	—	9,929
Adjusted selling, general and administrative expenses	$66,268	$51,014

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Net loss attributable to common shareholders of Evolent Health, Inc.	$(72,250)	$(25,225)
Net loss margin	(14.9)%	(3.9)%

Less:
Interest income	1,274	2,550
Interest expense	(10,385)	(5,997)
Provision for income taxes	(1,470)	(565)
Depreciation and amortization expenses	(24,058)	(29,503)
Change in tax receivable agreement liability	—	(173)
Gain (loss) from equity method investees	(19)	306
Loss on option exercise	(52,348)	—
Change in fair value of contingent consideration	280	(8,908)
Other income (expense), net	(48)	8
Loss on lease termination	(1,906)	—
Repositioning costs	—	(9,929)
Stock-based compensation expense	(11,081)	(18,786)
Severance costs	(1,014)	(380)
Dividends and accretion of Series A Preferred Stock	(7,632)	(7,945)
Transaction-related costs	(703)	—
Adjusted EBITDA	$36,860	$54,097

Adjusted EBITDA margin	7.6%	8.5%

Evolent Health, Inc.
Reconciliation of Adjusted Income Attributable to Common Shareholders to
Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Net loss attributable to common shareholders of Evolent Health, Inc.	$(72,250)	$(25,225)
Less:
Gain (loss) from equity method investees	(19)	306
Loss on option exercise	(52,348)	—
Other income (expense), net	(48)	8
Provision for income taxes	(1,470)	(565)
Change in fair value of contingent consideration	280	(8,908)
Change in tax receivable agreement liability	—	(173)
Purchase accounting adjustments	(13,365)	(17,360)
Loss on lease termination	(1,906)	—
Repositioning costs	—	(9,929)
Stock-based compensation expense	(11,081)	(18,786)
Severance costs	(1,014)	(380)
Transaction-related costs	(703)	—
Tax impact (1)	1,979	6,418
Adjusted income attributable to common shareholders	$7,445	$24,144

Loss per share attributable to common shareholders
Basic	$(0.63)	$(0.22)

Adjusted income per share attributable to common shareholders
Basic	$0.06	$0.21

Weighted-average common shares
Basic	115,315	114,141
————————
(1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our statutory federal tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to weather current dynamics, continue to expand our footprint, future actions, trends in our businesses, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•our ability to accurately predict our exposure under performance-based contracts;
•failure by our customers to provide us with accurate and timely information;
•our ability to recover the upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•our ability to maintain and enhance our reputation and brand recognition;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•our ability to effectively manage our growth and maintain an efficient cost structure;
•our ability to partner with providers due to exclusivity provisions in our and some of our partner and founder contracts;
•risks related to managing our offshore operations and cost reduction goals;
•our ability to estimate the size of our target markets for our services;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•evolution of the healthcare regulatory and political framework;

•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•our ability to obtain, maintain and enforce intellectual property rights and protect our trademarks and trade names, including from third parties alleging that we are infringing or violating their intellectual property rights;
•our ability to protect the confidentiality of our trade secrets;
•risks associated with our use of artificial intelligence (“AI”) and machine learning models;
•our use of “open-source” software;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners and operating our business;
•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•our ability to achieve profitability in the future;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•our ability to utilize benefits under the tax receivables agreement;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties;
•Our inability to obtain financing may result in a reduction in the ownership of our stockholders;
•the conditional conversion features, and changes in accounting treatment, of the 2025 Notes and the 2029 Notes, which, if triggered, may adversely affect our financial condition and operating results;
•our ability to raise funds necessary to settle conversions of our notes in cash, to repurchase our notes for cash upon a fundamental change or to pay the redemption price for any notes we redeem;
•interest rate risk and other restrictive covenants under the Credit Agreement and the terms of our Cumulative Series A Convertible Preferred Shares, par value $0.01 per share (“Series A Preferred Stock”);
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•our ability to service our debt and pay dividends on our Series A Preferred Stock;
•interference with our ability to access the revolving credit facility under our Credit Agreement;
•the potential volatility of our Class A common stock price;
•our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our intention not to pay cash dividends on our Class A common stock;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments;
•public health emergencies, epidemics, pandemics or contagious diseases;
•the cost of compliance with sustainability or other environmental, social responsibility or governance law and regulations; and
•the impact of increasing inflationary pressures and rising consumer costs on our business.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release.